CERTIFICATE OF DESIGNATION,
PREFERENCES AND RIGHTS

of

SERIES A CONVERTIBLE PREFERRED STOCK

of

NOVORI INC.

Pursuant to Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the undersigned officer of Novori Inc., a corporation organized and existing under the DGCL (the “Corporation”), in accordance with the provisions of Section 103 thereof, DOES HEREBY CERTIFY:

1. That by resolution of the Board of Directors of the Corporation (hereinafter called the “Board of Directors” or the “Board”) adopted on June 12, 2007, and by a Certificate of Designation of Series A Convertible Preferred Stock to be filed in the office of the Secretary of State of the State of Delaware, the Corporation authorized the issuance of a series of 19,000,000 shares of Series A Convertible Preferred Stock of the Corporation and established the voting powers, Designation, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof.

2. That no shares of Series A Convertible Preferred Stock of the Corporation have been issued.

3. That pursuant to the authority conferred upon the Board of Directors by the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”), and Section 151(g) of the DGCL, on June 12, 2007, the Board of Directors adopted the following resolution determining and establishing, effective on the date this Certificate of Designation of Series A Convertible Preferred Stock is filed in the office of the Secretary of State of the State of Delaware, the provisions of the Certificate of Designation of Series A Convertible Preferred Stock:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock of the Corporation and hereby states the designation and number of shares, and fixes the relative rights and preferences thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

Novori Inc. – Certificate of Designation

SERIES A CONVERTIBLE PREFERRED STOCK

I. Designation and Amount. The shares of such series shall be designated as “Series A Convertible Preferred Stock” (“Series A Preferred Stock”) and the number of shares constituting such series shall be 19,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors, provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

II.	Dividends and Distributions.

(A)

The holders of the Series A Preferred Stock shall be entitled to such dividends as the Board of Directors may declare in its discretion; provided, however, that no dividend on the Series A Preferred Stock shall be declared unless contemporaneously therewith the Board of Directors shall declare a dividend, payable at the same time as such dividend on the common shares, on each common share, then outstanding in an amount equal to the amount of the dividend payable at the time on each Series A Preferred Stock .

(B)

The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the common stock.

III. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A) Except as otherwise provided herein or as required by the provisions of Delaware Law, the Series A Preferred Stock shall be voted equally with the shares of the common stock of the Corporation and not as a separate class, at any annual or special meeting of shareholders of the Corporation, and may act by written consent in the same manner as the common stock, in either case upon the following basis: each share of Series A Preferred Stock shall entitle to the holder thereof to one vote on all matters submitted to a vote of the stockholders of the Corporation.

(B) Except as otherwise provided herein, the holders of shares of Series A Preferred Stock and the holders of shares of common stock of the Corporation shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) Except as set forth herein, the holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of common stock as set forth herein) for taking any corporate action.

(D) The holders of Series A Preferred Stock shall be entitled to receive the same prior notice of any shareholders’ meeting as provided to the holders of common stock in accordance with the Bylaws of the Corporation, as well as prior notice of all shareholder actions to be taken by legally available means in lieu of meeting, and shall vote with holders of the common stock upon any matter submitted to a vote of shareholders, except those matters required by law or by the terms hereof, to be submitted to a class vote of the

Novori Inc. – Certificate of Designation

holders of Preferred Stock. Fractional shares shall be permitted, and any fractions shall be counted in computing voting rights.

(E) For so long as shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series A Preferred Stock shall be necessary for effecting or validating the following actions:

(i) Any amendment, alteration, or repeal of any provision of the Certificate of Incorporation or Bylaws of the Corporation or any other action that materially and adversely alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series A Preferred Stock, subject to this Certificate of Designation; or

(ii) Any increase in the authorized number of shares of Series A Preferred Stock.

VI.	Preference on Liquidation.

(A)

Preferential Amount. In the event of any voluntary or involuntary liquidation ,distribution of assets (other than the payment of dividends), dissolution or winding-up of the Corporation, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of common stock of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive payment of their pro rata share of the total value of the assets and funds of the Corporation to be distributed, assuming the conversion of Series A Preferred Stock to common stock.

(B)

Insufficient Proceeds. If, upon any liquidation, distribution of assets, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, after distribution to any class or series of stock ranking senior to the Series A Preferred Stock with respect to liquidation rights, distributable among the holders of shares of Series A Preferred Stock and holders of shares of any other outstanding class or series of stock ranking on a parity with the Series A Preferred Stock ("Parity Stock") with respect to liquidation rights shall be insufficient to pay in full the respective preferential amounts on the shares of Series A Preferred Stock and Parity Stock, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full.

V. Conversion. The holders of the Series A Preferred Stock shall have the following rights with respect to the conversion of the Series A Preferred Stock into shares of common stock (the "Conversion Rights"):

(A) Conversion. Subject to and in compliance with the provisions of this Section V, any shares of Series A Preferred Stock may, after June 12, 2009, at the option of the holder, be converted into fully paid and non-assessable shares of common stock (a "Voluntary Conversion"). The number of shares of common stock to which a holder of Series A Preferred Stock shall be entitled upon a Conversion shall be the product obtained by multiplying the "Series A Preferred Stock Conversion Rate" then in effect (determined as provided in Section V(B)) by the number of shares of Series A Preferred Stock being converted.

Novori Inc. – Certificate of Designation

(B) Series A Preferred Stock Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Preferred Stock (the "Series A Preferred Stock Conversion Rate") shall be a rate of one share of common stock for one share of Series A Preferred Stock, on a fully diluted basis, issued and outstanding at the time of the Conversion as shown on the records of the Corporation's stock transfer agent.

(C) Mechanics of the Conversion. Upon a Conversion, each holder of Series A Preferred Stock shall surrender the applicable certificate or certificates therefore, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, and, in the case of a Voluntary Conversion, shall give written notice to the Corporation, of the Conversion and the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of common stock to which such holder is entitled. A Voluntary Conversion shall be deemed to have been made at the close of the business date of such surrender of the certificates representing the shares of Series A Preferred Stock to be converted. The person entitled to receive the shares of common stock issuable upon a Conversion shall be treated for all purposes as the record holder of such shares of common stock on such date.

(D) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the common stock issuable upon the Conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a transaction provided for elsewhere in this Section V), in any such event each holder of Series A Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of common stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

(E) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date of issuance of the Series A Preferred Stock, there is a capital reorganization of the common stock (other than a transaction provided for elsewhere in this Section V), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation to which a holder of the number of shares of common stock deliverable upon conversion would have been entitled on such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof.

(F) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock. If at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the

Novori Inc. – Certificate of Designation

Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

(G) Notices. Any notice required by the provisions of this Section V shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

(H) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this Section V and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(I) Fractional Shares. Any fractional common share resulting from the conversion of the Series A Preferred Stock shall be permitted.

VI. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any sale of the Corporation, capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of common stock (or other securities) shall be entitled to exchange their shares of common stock (or other securities) for securities or other property deliverable upon such sale of the Corporation, reorganization, reclassification, recapitalization, dissolution, liquidation or winding up.

VII. Preemptive Rights. A holder of Series A Preferred Stock shall have no preemptive rights with respect to any securities of the Corporation. The Series A Preferred Stock shall not be subject to any sinking fund or other obligation of the Corporation to redeem or retire the Series A Preferred Stock.

VIII. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of

Novori Inc. – Certificate of Designation

Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

IX. Consolidation or Merger. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

X. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

XI. Amendment. The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

XII. General Provisions. In addition to the above provisions with respect to the Series A Preferred Stock, the Series A Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Certificate of Incorporation and Bylaws with respect to the preferred stock generally.

This Certificate of Designation of Series A Convertible Preferred Stock has been executed and adopted on behalf of the Corporation as of the 12th day of June, 2007.

Novori Inc.

By:

/s/ Harold Schaffrick
________________________________
Harold Schaffrick President and Chief Executive Officer

By:

/s/ Mark Neild
_________________________________
Mark Neild Chief Financial Officer

Novori Inc. – Certificate of Designation